EXHIBIT 10.2

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement, made as of  September 3, 2008 (this “Amendment”), is between FANSTEEL INC., a Delaware corporation (“Fansteel”), and WELLMAN DYNAMICS CORPORATION, a Delaware corporation (“Wellman”, and together with Fansteel, “Borrowers”, and each a “Borrower”), and Fifth Third Bank, a Michigan banking corporation (the “Lender”).  Capitalized terms used in this Amendment and not otherwise defined herein have the meanings assigned to such terms in the Loan Agreement as defined below.

WITNESSETH

WHEREAS, the Borrowers and the Lender are parties to that certain Loan and Security Agreement dated as of July 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 4, 2006, and as amended by that certain Second Amendment to Loan and Security Agreement dated as of June 5, 2007, as amended by that certain Third Amendment to Loan and Security Agreement dated as of September 12, 2007, and as amended by that certain Fourth Amendment to Loan and Security Agreement dated as of August 29, 2008 (as such agreement has been amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrowers have requested a number of modifications to the Loan Agreement and the Lender is willing to modify the Loan Agreement on the terms and subject to the conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:

SECTION 1.  AMENDMENT TO LOAN AGREEMENT

On the date this Amendment becomes effective, after satisfaction by the Borrowers of each of the conditions set forth in Section 3 (the “Effective Date”), the Loan Agreement is amended as follows:

1.1           Section 2.1(B) of the Loan Agreement is hereby deleted in its entirety and in lieu thereof is inserted the following:

(B)  The Lender shall also make a Term Loan to Borrowers in the amount of Three Million and No/100 Dollars ($3,000,000).  The proceeds of the Term Loan shall be used to repay in full the existing term loan from Fifth Third Bank to Borrower.  Interest only shall be payable on October 5, 2008 through and including December 5, 2008.  Commencing January 5, 2009 and on the fifth (5th) day of each month thereafter to and including the Term Loan Maturity Date (hereinafter defined), Borrowers shall make principal payments of Eighty Three Thousand Three Hundred Thirty Four and No/100 Dollars ($83,334), plus accrued interest.  The Term Loan shall be repayable in full on the earlier of: (i) September 5, 2011, or (ii) as provided in Section 4.2 of this Agreement (the “Term Loan Maturity Date”).  Amounts repaid under the Term Loan may not be reborrowed.  The Term Loan shall be evidenced by a Term Loan Note, the form of which is attached hereto as Exhibit B.

1.2           The following Section 2.4(e) is hereby added to the Loan Agreement:

(e)           Excess Cash Flow.  Ten (10) days after receipt of Borrower’s Fiscal Year end reviewed financial statements (but in no event more than one hundred thirty five (135) days after the end of a Fiscal Year) for each Fiscal Year of Borrower commencing with Borrower’s Fiscal Year ending December 31, 2008, Borrower shall make a mandatory payment of Term Loan in an amount equal to fifty percent (50%) of Borrower’s Excess Cash Flow (but not to exceed $300,000 in any Fiscal Year) for the Fiscal Year just ended, such prepayment to be applied against the remaining installments of principal in the inverse order of their maturities, such mandatory prepayments to continue until the date on which the outstanding principal balance of Term Loan is less than $2,000,000.  For the purposes of this Section 2.4(e), “Excess Cash Flow” shall mean for each Borrower’s Fiscal Year, Borrower’s EBITDA for such period, minus Borrower’s taxes during such period and distributions to its members in respect of taxes for such period, minus actual principal payments made with respect to long term debt during such period (including all debt paid on the FMRI Notes and the PBGC Note), minus all unfinanced Capital Expenditures by Borrower during such period

SECTION 2.  REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Amendment, the Borrowers represent and warrant to the Lender that:

2.1           Due Authorization: Authority; No Conflicts; Enforceability. The execution delivery and performance by the Borrowers of this Amendment and the other documents delivered under Section 4 (collectively the “Amendment Documents”) are within each of their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any are required), and do not and will not contravene or conflict with any provision of (i) any law, (ii) any judgment, decree or order or (iii) its respective articles of incorporation or by-laws, and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the Borrowers or upon any of its respective properties.  This Amendment, the Loan Agreement, as amended by this Amendment, and the other Amendment documents are the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

2.2           No Default: Representations and Warranties.  As of the Effective Date, (i) no Default or Event of Default under the Loan Agreement has occurred and is continuing and (ii) the representations and warranties of the Borrowers contained in the Loan Agreement are true and correct.

SECTION 3.  CONDITIONS TO EFFECTIVENESS

The obligation of the Lender to make the amendments and modifications contemplated by this Amendment, and the effectiveness thereof, are subject to the following:

3.1           Representations and Warranties. The representations and warranties of the Borrowers contained in this Amendment are true and correct as of the Effective Date.

3.2           Documents. The Lender has received all of the following, each duly executed and dated as of the Effective Date (or such other date as is satisfactory to the Lender) in form and substance satisfactory to the Lender:

(a)           Amendment.  This Amendment; and

(b)           Other. Such other documents as the Lender may reasonably request.

SECTION 4.  MISCELLANEOUS

4.1           Captions.  The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only, and do not affect the construction of this Amendment.

4.2           Governing Law: Severability. This Amendment is a contract made under and governed by the internal laws of the State of Illinois.  Wherever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

4.3           Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart will be deemed to be an original, but all such counterparts together constitute but one and the same Amendment.

4.4           Successors and Assigns. This Amendment is binding upon the Borrowers, the Lender and their respective successors and assigns, and inures to the sole benefit of the Borrowers, the Lender and their successors and assigns. The Borrowers have no right to assign their rights or delegate their duties under this Amendment.

4.5           References.  From and after the Effective Date, each reference in the Loan Agreement to “this Agreement,” “hereunder,” hereof,” “herein “ or words of like import, and each reference in the Loan Agreement or any other Financing Agreement to the Loan Agreement or to any term, condition or provision contained “thereunder,” “thereof,” “therein,” or words of like import, means and be a reference to the Loan Agreement (or such term, condition or provision, as applicable) as amended, supplemented, restated or otherwise modified by this Amendment.

4.6           Continued Effectiveness.  Notwithstanding anything contained in this Amendment, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement.  The parties to this Amendment expressly do not intend to extinguish the Loan Agreement.  Instead, it is the express intention of the parties to this Amendment to reaffirm the indebtedness created under the Loan Agreement.  The Loan Agreement remains in full force and effect and the terms and provisions of the Loan Agreement are ratified and confirmed.

4.7           Costs. Expenses and Taxes.  Borrowers affirm and acknowledge that Section 14.3 of the Loan Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.

(remainder of page left intentionally blank; signature page follows)

Delivered as of the day and year first above written.

FIFTH THIRD BANK

By:	/s/Michael E. May
Name:	Michael E. May
Title:	Vice President

FANSTEEL INC.

By:	/s/R. Michael McEntee
Name:	R. Michael McEntee
Title:	VP & CFO

WELLMAN DYNAMICS CORPORATION

By:	/s/R. Michael McEntee
Name:	R. Michael McEntee
Title:	Vice President